Exhibit 99.2

SOURCE: Walter Energy

For media:
Ruth Pachman, 212-521-4891
ruth-pachman@kekst.com
or
For investors:
Mark Tubb, 205-745-2627
mark.tubb@walterenergy.com

     For Immediate Release

WALTER ENERGY PROVIDES PRELIMINARY SECOND QUARTER 2013 OPERATING RESULTS

Second Quarter 2013 Earnings Release and Conference Call Scheduled For August 1

BIRMINGHAM, Ala. — {MARKETWIRE} — Jul. 23, 2013 — Walter Energy, Inc. (NYSE: WLT) (TSX: WLT), a leading, publicly traded “pure-play” producer of metallurgical coal for the global steel industry, today provided preliminary operating results for the second quarter 2013.

“We significantly reduced costs in the second quarter led by strong performance from our Alabama premium hard coking coal mines,” said Walt Scheller, Chief Executive Officer. “I am pleased with our operational progress, however our financial results for the quarter still reflect the significant ongoing weakness in the global met coal market. While the short-term outlook for global met coal pricing remains depressed, we continue to maintain our focus on operating safely and efficiently, lowering costs and improving our financial performance.”

Metallurgical Coal Production

Second quarter 2013 metallurgical (met) coal production is expected to total approximately 2.9 million metric tons (MMTs), up approximately 7% compared with first quarter 2013. Higher production in the quarter was driven by an increase of 0.4 MMTs from the Company’s low-volatility (low-vol) and mid-volatility (mid-vol) mines in Alabama. Met coal cash cost of production per metric ton (MT) is expected to have declined by more than 10%, or over $10 per MT, compared with the first quarter of 2013. Production cost per MT in the Company’s low-vol and mid-vol mines in Alabama declined 14%, while per ton met cash costs of production in the Canadian operations also declined despite lower production volumes.

Metallurgical Coal Sales

Walter Energy expects to report second quarter 2013 met coal sales of approximately 2.4 MMTs, a decrease from the first quarter of approximately 0.3 MMTs, primarily due to late arrival of vessels. The Company expects met coal cash cost of sales per MT to increase by approximately 2% in the second quarter of 2013 as a result of a charge to restate ending inventory at the lower of cost or market (“LCM”) that reflects a projected decline in third quarter 2013 met coal and low-vol PCI prices. Excluding the LCM charge to ending inventory, met coal cash cost of sales per MT would be slightly improved versus the first quarter of 2013.

Second Quarter 2013 Earnings Release and Conference Call

The Company also announced that in conjunction with the release of its second quarter 2013 earnings results before market open on Thursday, August 1, 2013, it will conduct a conference call with institutional investors and analysts to be broadcast live over the Internet.

What:              Walter Energy’s Second Quarter 2013 Earnings Conference Call

When:              Thursday, Aug. 1, 2013 at 10:00 a.m. Eastern Time

Where:            www.walterenergy.com

How:                Live over the Internet — Log on to the Internet at the address above

Length:           Approximately one hour

If you are unable to listen to the live Web cast, it will be archived for up to 30 days on the Company’s Web site.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe.  The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom.  For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, which could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond our control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; our customer’s refusal to honor or renew contracts; our ability to collect payments from our customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing us from (or resulting in additional costs for) mining our mineral interests; concentration of our mining operations in limited number of areas; a significant reduction of, or loss of purchases by, our largest customers; unavailability of cost-effective transportation for our coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities we use; risks associated with our reclamation and mine closure obligations, including failure to obtain or renew surety bonds; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in our estimates of our coal reserves; estimates concerning economically recoverable coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our abilities to produce or sell coal; our ability to attract and retain key personnel; future regulations that increase our costs or limit our ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves; adverse rulings in current or future litigation; inability to access needed capital; events beyond our control that may result in an event of default under one or more of our debt instruments; availability of licenses, permits, and other authorizations that may be subject to challenges; risks associated with our reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to our indebtedness and our ability to generate cash for our financial obligations; downgrade in our credit rating; our ability to identify suitable acquisition candidates to promote growth; our ability to integrate acquisitions successfully; our exposure to indemnification obligations; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; costs related to our post-retirement benefit obligations and workers’ compensation obligations; our exposure to litigation; and other risks and uncertainties including those described in our filings with the SEC. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the “Risk Factors” in our 2012 Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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